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Exhibit 10.104

THIRD AMENDMENT TO AGREEMENT AND LEASE

        THIS THIRD AMENDMENT TO AGREEMENT AND LEASE (the "Amendment") is made and entered into effective as of the                        day of September 2004, by and among the CITY OF OSCEOLA, IOWA (the "City"), the OSCEOLA WATER WORKS BOARD OF TRUSTEES (the "Board"), SOUTHERN IOWA GAMING CO. ("Southern"), and HERBST GAMING, INC. or HGI-LAKESIDE, INC. ("Herbst").

        WHEREAS, the City, the Board and Southern are parties to a certain Agreement And Lease dated August 19, 1997 (as previously amended, hereafter referred to as the "Lease"); and

        WHEREAS, Southern assigned its interest in the Lease to Herbst, and the City and the Board are consenting to such assignment, upon the terms and subject to the conditions set forth in a certain Agreement (the "Global Agreement") executed by the City, the Board, Clarke County Development Corporation, Southern and Herbst as of the date hereof; and

        WHEREAS, the Global Agreement requires that the parties amend the Lease as provided herein.

        NOW THEREFORE, for good and valuable consideration, the parties hereby amend the Lease as follows:

  1.
  Section 2(iii) of the Lease is hereby amended by adding the following language:

  Such right of first refusal shall continue in full force and effect until December 31, 2014, at which time it will automatically expire and become null and void. Thereafter, the Board may lease all or any portion of said real estate, so long as such proposed lease does not compete with Herbst's excursion gambling boat operations.

  2.
  Section 2 of the Lease is hereby amended by adding the following new subsection:

  (v) In consideration of the limitation placed on the right of first refusal in subsection (iii) above, the City waives any other existing statutory rights or remedies as of the date hereof, including, without limitation, the existing statutorily prescribed admission fee allowed under Iowa Code § 99F.10(3).

  3.
  In lieu of recording this document, the parties may record a memorandum of this Amendment, or of the entire Lease as amended hereby. All parties agree to execute such a memorandum in recordable form upon the request of any other party hereto.

  4.
  Except as amended hereby, the Lease remains in full force and effect upon the terms set forth therein.

        IN WITNESS WHEREOF, the parties have duly executed this THIRD AMENDMENT TO AGREEMENT AND LEASE as of the date first above written.

City of Osceola, Iowa		Osceola Water Works Board of Trustees
By:	/s/ FRED DIEHL	By:	/s/ SIGNATURE ILLEGIBLE

Its:	Mayor of Osceola	Its:	Chairman Water Board

*
The signature above on behalf of the City of Osceola, Iowa and the Osceola Water Works Board of Trustees are subject to and conditioned upon formal approval by such parties' governing bodies.

Southern Iowa Gaming Co.
By:	/s/ BRUCE SCHMITTER

Its:	Vice President

Herbst Gaming, Inc. / HGI-Lakeside, Inc.
By:	/s/ EDWARD HERBST

Its:	President

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  Exhibit 10.104
THIRD AMENDMENT TO AGREEMENT AND LEASE